ASSET PURCHASE AGREEMENT

       THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 3rd day of October, 2003 between PerfectData Corporation, a California corporation (the "Seller"), and Spray Products Corporation, a Pennsylvania corporation (the "Purchaser").

                              W I T N E S S E T H:

       WHEREAS, the Seller is engaged in the business (the "Business") of computer/office care and cleansing products; and

       WHEREAS, the Seller desires to sell all of its inventory and other assets related to the Business to the Purchaser, and the Purchaser desires to acquire such assets.

       NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and conditions hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

       1.1 Purchase of Assets. Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser hereby agrees to purchase, acquire and accept from the Seller:

             1.1.1 All inventories of the Seller, including finished goods, raw materials and work in process existing on the Closing Date (as defined below) (the "Inventory");

             1.1.2 The following books and records of the Seller, including customer lists and customer data, supplier lists and supplier data and other operating data, files, credit information, records of sales and inventory data, know how, computer software (including source codes and object codes), product development documentation product development procedures, computer generated product designs and artwork, catalogues, sales literature displays, and advertising materials, artwork used in the Business, Non-Disclosure Agreements, Confidentiality Agreements, telephone numbers, SKU numbers, the trade name "PerfectData Corporation" and all other names utilized in connection with the Business and all derivations thereof and other intangibles related to the Business ( the "Intangibles"); provided, however, that the Seller or its representative shall have the right, upon reasonable notice and during regular business hours, for five (5) years after the Closing (as hereinafter defined), to enter the premises of the Purchaser to review and copy any such books and records for the purpose of the compilation of the financial records of the Seller for use in the preparation of any required tax returns, in response to any federal and/or state tax auditor, for use in the preparation of any report to be filed pursuant to the Securities Exchange Act of 1934, as amended, or any securities inquiry.

             1.1.3 The Seller's goodwill relating to the Business (the "Goodwill");

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             1.1.4 Such accounts receivable of the Seller as to which the
Purchaser and the Seller may mutually agree upon (such purchased receivables shall be referred to herein as the "Receivables");

             1.1.5 all of the Seller's machinery and equipment, office furniture, supplies, fixed assets, fixtures and equipment, warehouse equipment, tooling, molds, and computer hardware except for such pieces of equipment as the Seller reasonably determines is necessary for the establishment of a new office (the "Equipment");

             1.1.6 all intellectual property related to the Business, including, but not limited to, software, patents, pending patent applications, patents in development, copyrights, pending copyright applications, copyrights in development and all derivative works thereof, trademarks, trade names, logos, service marks, assumed or fictitious names, trade secrets, manufacturing know-how, and any and all websites related in whole or in part to the Business and the data and intellectual property related thereto (collectively, the "Intellectual Property").

The Inventory, Intangibles, Goodwill, Receivables, Equipment and Intellectual Property are collectively referred to herein as the "Purchased Assets".

       1.2 Retained Assets. Except for the Purchased Assets, the Purchaser is not purchasing any other assets of the Seller including, the Retained Assets. The term "Retained Assets" shall mean the following assets of the Seller as of the Closing Date which, although they relate to the Business, are not Purchased Assets and are to be retained by the Seller: (a) the Seller's franchise to be a corporation, Certificate of Incorporation, by-laws, minute books, company seals and other company records having to do with the organization and capitalization of the Seller; (b) all canceled checks, bank statements and tax returns of the Seller relating to the Business; (c) any contract, agreement or lease of the Seller which is not assumed by the Purchaser hereunder; (d) the Seller's insurance policies including the cash value of life insurance policies; (e) the Seller's cash and cash equivalents; (f) the Seller's accounts, notes and receivables, other than the Receivables; (g) taxes and deposits; (h) all accounting books and records of the Seller and (i) all other assets not identified herein as the "Purchased Assets".

       1.3 Purchase Price.

             1.3.1 The total consideration for the Purchased Assets (the "Purchase Price") shall be an amount equal to the difference of:

                   1.3.1.1 the Seller's landed cost for the Inventory (excluding obsolete items) (the "Inventory Value"); plus

                   1.3.1.2 An amount equal to the collectible Receivables that, as of the Closing Date, are no older than sixty-five
                           (65) days; plus

                   1.3.1.3 The sum of One Hundred Thousand ($100,000.00)
                           Dollars; less:

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                   1.3.1.4 The dollar amount of the Assumed Liabilities (as
                           hereinafter defined).

             1.3.2 Allocation of Purchase Price. The Purchase Price shall be allocated prior to the Closing in accordance with Section 1060 of the Internal Revenue Code. The Purchaser and the Seller shall cooperate with each other in the preparation and filing of I.R.S. Form 8594 in connection with the Purchase Price allocation. Neither the Purchaser nor the Seller, nor any of their respective affiliates, shall take any position (whether in financial statements, audits, tax returns or otherwise) which is inconsistent with the allocation of the consideration unless required to do so by applicable law or regulation.


             1.3.3 Within seven (7) days prior to the Closing, the Seller and the Purchaser shall jointly conduct a physical count of the Inventory in order to determine the Inventory Value.

             1.3.4 The Purchase Price shall be payable at the Closing by the Purchaser to the Seller as follows:

                   1.3.4.1 An amount equal to the Purchase Price less the
                           Holdback Amount (as hereinafter defined) shall be paid via bank or certified check.

                   1.3.4.2 An amount equal to ten (10%) percent of the Purchase
                           Price (the "Holdback Amount") shall be delivered to Wachtel & Masyr, LLP (the "Escrow Agent").

       1.4 Post-Closing Adjustment. At any time after seventy-five (75) days after the Closing, but no later than ninety (90) days after the Closing, the Purchaser shall have the right to put (the "Put") any uncollected Receivables (the "Assigned Receivable") to the Seller. In the event of a Put, the Seller shall deliver to the Purchaser, within thirty (30) days after the date of such Put, an amount equal to the face-dollar amount of such Assigned Receivable(s). In the event that Seller does not timely deliver the value of the Assigned Receivable to the Purchaser, the Purchaser shall send written notice to the Escrow Agent and the Seller of such event, and the Escrow Agent shall be instructed to deliver an amount equal to the face amount of the Assigned Receivable to the Purchaser. The terms of the escrow herein are set forth in the Escrow Agreement by and among the Purchaser, the Seller and the Escrow Agent, the form of which is attached hereto as Exhibit A. Notwithstanding the foregoing, the Purchaser shall have no right to Put any Receivable that is generated during such period that the Purchaser is managing the Business, pursuant to Section 5.6 herein.

       1.5 Assumption of Liabilities and Obligations. The Purchaser shall assume and be responsible for all trade payables of the Seller at the Closing (the "Assumed Liabilities"). The parties agree that the Purchaser is not assuming any liability or obligation of the Seller other than the Assumed Liabilities.

       1.6 Preparation of the Purchased Assets. The parties acknowledge that the Purchaser shall make all arrangements and shall be responsible for all costs incurred in connection with the packaging and transport of the Purchased Assets from the Seller to the Purchaser.

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                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as follows:

       2.1 Organization of the Seller. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with all requisite power and authority to own, lease and operate its properties and to carry on the Business as it is now being conducted. The Seller is qualified or licensed as a foreign entity in each jurisdiction in which it is required as a result of the conduct of the Business or location of the property owned, leased or operated by it in connection with the Business except where failure to be so qualified or licensed would not have a material adverse effect on the value of the Purchased Assets, taken as a whole (a "Material Adverse Effect").

       2.2 Authorization of the Seller. The Seller has full power, capacity and authority to execute this Agreement and all other agreements and documents contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized and no other action on the part of the Seller is necessary to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms, except that (i) enforcement may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (B) proper shareholder and regulatory consent and (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

       2.3 No Violations. The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby by the Seller and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or by-laws of the Seller, (ii) violate any statute, rule, regulation, order or decree of any public body or authority by which the Seller or its properties or assets are bound, or (iii) result in a violation or breach of, or constitute a default under, or result in the creation of any lien, mortgage, pledge, security interest, charge, claim, option or other encumbrance (collectively, the "Liens") upon, or create any rights of termination, cancellation or acceleration in any person with respect to any license, franchise or permit of the Seller, or any other agreement, contract, indenture, mortgage or instrument to which the Seller is a party or by which any of its properties or assets is bound except (in the case of (ii) and (iii)) where any such violation, breach or default would not have a Material Adverse Effect on the Seller.

       2.4 Consents. Except for the consent of the shareholders of the Seller pursuant to the California General Corporation Law and the approval of the Securities and Exchange Commission, no consent, approval or other authorization of any governmental authority or third party, is required as a result of or in connection with the execution and delivery of (i) this Agreement and the other

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agreements and documents to be executed by the Seller in connection herewith or
(ii) the consummation by the Seller of the transactions contemplated hereby, except for those that have been, or prior to the Closing will be, obtained. At the Closing, the Seller shall be in complete compliance with all applicable laws, rules, regulations, including health, environmental, building, zoning, safety and labor.

       2.5 Litigation and Related Matters. There are no actions, suits, proceedings, investigations or grievances pending or, to the knowledge of the Seller, threatened against the Seller, the Business or the Purchased Assets, at law or in equity, before or by any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (i) that could reasonably be expected to affect the transactions contemplated hereby or (ii) relating to the Business or the Purchased Assets.

       2.6 Title. At the Closing, the Seller will deliver the Purchased Assets free and clear of all Liens. -----

       2.7 Disclaimers. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, ALL OF THE PURCHASED ASSETS (AS DEFINED) ARE BEING SOLD AND TRANSFERRED TO THE PURCHASER "AS IS" AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR USE, ARE EXCLUDED FROM THE SALE AND TRANSFER OF THE PURCHASED ASSETS. THE SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE WITH RESPECT TO THE PURCHASED ASSETS (EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE II) OR THE FINANCIAL CONDITION OF THE BUSINESS, INCLUDING BUT NOT LIMITED TO THE LEVEL OF SALES, PROFITABILITY, INCOME OR FUTURE PROSPECTS. THE PURCHASER ACKNOWLEDGES THAT ANY FINANCIAL OR OPERATING INFORMATION RELATING TO THE SELLER'S OPERATION OF THE BUSINESS WAS PROVIDED SOLELY FOR INFORMATIONAL PURPOSES AND THAT THE SELLER HAS NO RESPONSIBILITY TO THE PURCHASER WITH RESPECT TO SUCH FINANCIAL OR OPERATING INFORMATION.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants to the Seller as follows:

       3.1 Corporate Existence. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Purchaser is qualified or licensed as a foreign corporation in each jurisdiction in which it is required as a result of the character of its business or location of the property owned, leased or operated by it in connection with its business except where failure to be so qualified or licensed would not have a material adverse effect on the Purchaser.

       3.2 Authorization of Purchaser. The Purchaser has full corporate power, capacity and authority to execute this Agreement and all other agreements and

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documents contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized and no other corporate action on the part of the Purchaser is necessary to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except that (i) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (ii) the remedies of specific performance and injunctive relief arc subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

       3.3 No Violations. The execution and delivery of this Agreement and the other agreements and documents contemplated hereby by the Purchaser and the consummation of the transactions contemplated hereby will not (i) violate any provision of the certificate of incorporation or bylaws of the Purchaser, (ii) violate any statute, rule, regulation, order or decree of any public body or authority by which the Purchaser or its properties or assets are bound, or (iii) result in a violation or breach of, or constitute a default under or result in the creation of any Lien upon, or create any rights of termination, cancellation or acceleration in any person with respect to, any agreement, contract, indenture, mortgage or instrument to which the Purchaser is a party or any of its properties or assets is bound except (in the case of (ii) and (iii)) where any such violation, breach or default would not have a material adverse effect on the Purchaser.

       3.4 Consents. No consent, approval or other authorization of any governmental authority or third party is required as a result of or in connection with the execution and delivery of (i) this Agreement and the other agreements and documents to be executed by the Purchaser in connection herewith or (ii) the consummation by the Purchaser of the transactions contemplated hereby, except for those that have been, or prior to the Closing will be, obtained.

                                    ARTICLE 4
                                    COVENANTS

       4.1 Course of Conduct by the Seller. From the date hereof through the Closing Date, except as may be first approved in writing by the Purchaser or as otherwise permitted or contemplated by this Agreement, the Business shall be conducted only in the ordinary course of business consistent with past practice, and the Seller shall comply with the following covenants:

             4.1.1 Disposition of Assets. The Seller shall not sell, transfer or otherwise dispose of any part of the Purchased Assets, tangible or intangible, except for inventory and supplies, disposed of or consumed in the ordinary course of business.

             4.1.2 Relations with Suppliers and Customers. The Seller will use commercially reasonable efforts to preserve its relationships with material suppliers, customers and others having material business dealings with it with respect to the Business.

             4.1.3 Liens. The Seller will not mortgage, pledge, encumber, create or allow any Liens not existing on the date hereof upon any of the Purchased Assets.

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       4.2 Approvals and Consents. Each party shall use its reasonable efforts
(i) to cause all conditions to the obligations of the other party under this Agreement over which it is able to exercise influence or control to be satisfied prior to the Closing Date and (ii) to obtain promptly and to comply with all requisite statutory, regulatory or court approvals, third party releases and consents, and other requirements necessary for the valid and legal consummation of the transactions contemplated hereby.

       4.3 Investigations. The Seller shall provide the Purchaser and its representatives and agents such access to the books and records of the Seller and furnish to the Purchaser such financial and operating data and other information with respect to the Purchased Assets as Purchaser may reasonably request from time to time. If the transactions provided for herein are not consummated, the provisions of the Confidentiality Agreement, dated as of May 30, 2003 between the Seller and the Purchaser shall be binding on the Purchaser as if such Confidentiality Agreement was entered into as of the date hereof. Notwithstanding the foregoing, the Purchaser acknowledges that it has conducted its due diligence with respect to the Seller the Business and the Purchased Assets and it may not terminate this Agreement based on further due diligence.

       4.4 No Solicitation. Except with respect to the Purchaser and its affiliates, after the date hereof, until the earlier of the Closing or the termination of this Agreement, the Seller shall not (i) initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to a purchase of all or any significant portion of the Purchased Assets (other than in the ordinary course of business) (an "Acquisition Transaction"), or (ii) engage in any negotiations concerning, or provide to any other person any information or data relating to the Seller for the purposes of or have any discussions with any person relating to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to seek or effect, an Acquisition Transaction.

       4.5 Public Announcements. Without the prior written consent of the other party hereto, neither party shall make any press release, public announcement or other disclosure to third parties including customers (other than disclosures to lenders and professional advisors who agree to keep such information confidential) with respect to the transactions contemplated by this Agreement, except as required by law, or pursuant to any securities laws or regulations.

       4.6 Future Business. From the date hereof through the Closing, the Purchaser will continue to sell inventory to the Seller in its ordinary course and will continue to extend open credit to the Seller.

                                    ARTICLE 5
                                     CLOSING

       5.1 Closing. Unless this Agreement is first terminated as provided in
Section 5.4, and subject to the satisfaction or waiver of all conditions to the consummation of the transactions contemplated hereby, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Wachtel & Masyr, LLP, 110 East 59th Street, New York, New York 10022 on the

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twenty first (21) day following the date that notice of the sale contemplated herein is sent to the shareholders of the Seller, pursuant to Section 603(b)(1) of the California General Corporation Law; provided however, that the parties may agree to extend the Closing for up to thirty (30) days.

       5.2 Conditions to the Purchaser's Obligations. The obligation of the Purchaser to effect the Closing shall be subject, at its option, to the satisfaction or waiver of each of the following conditions at or prior to the
Closing:

             5.2.1 Representations, Warranties and Compliance with Covenants. Each representation and warranty of the Seller contained in this Agreement and in any Schedule shall be true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date. Each of the covenants and agreements herein on the part of the Seller to be complied with or performed on or before the Closing Date shall have been complied with and performed in all material respects. The Purchaser shall have received a certificate, dated the Closing Date, of the Seller to the foregoing effect.

             5.2.2 Bill of Sale. The Seller shall have executed and delivered to the Purchaser a Bill of Sale in form and substance attached hereto as Exhibit B.

             5.2.3 Certificates. The Seller shall have delivered to the Purchaser certificates of the appropriate governmental authorities, dated as of a date not more than thirty (30) days prior to the Closing Date, attesting to the existence and good standing of the Seller in the State of California.

             5.2.4 Litigation. No investigation, suit, action, or other proceeding shall be threatened or pending before any court or governmental agency that seeks the restraint, prohibition, damages, or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

       5.3 Conditions to Obligations of the Seller. The obligation of the Seller to effect the Closing shall be subject, at its option, to the satisfaction or waiver of each of the following conditions at or prior to the Closing:

             5.3.1 Accuracy of Representations and Warranties and Compliance with Covenants. Each representation and warranty of the Purchaser contained in this Agreement shall be true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date. Each of the covenants and agreements herein on the part of the Purchaser to be complied with or performed on or before the Closing Date shall have been fully complied with and performed in all material respects. The Seller shall have received a certificate, dated the Closing Date, of the Purchaser to the foregoing effect.

             5.3.2 Certificates. The Purchaser shall have delivered to the Seller a certificate of the appropriate governmental authorities, dated as of a

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date not more than thirty (30) days prior to the Closing Date, attesting to the existence and good standing of the Purchaser in the state of its incorporation.

             5.3.3 Consents and Approvals. All material authorizations, consents, approvals, waivers and releases necessary for the Seller to consummate the transactions contemplated hereby shall have been obtained, including, without limitation, the obtaining of shareholder and director approvals pursuant to the California General Corporation Law and the Seller shall have complied with Section 14(c) of the Securities Exchange Act of 1934, as amended.

             5.3.4 Approval, Litigation. No investigation, suit, action, or other proceeding shall be threatened or pending before any court or governmental agency that seeks the restraint, prohibition, damages, or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

             5.3.5 Purchase Price. The Purchaser shall have delivered the Purchase Price to the Seller and the Escrow Agent.

             5.3.6 Assumption of Liabilities. The Purchaser shall have delivered an Assumption of Liabilities to the Seller, in substantially the form attached hereto as Exhibit C.

       5.4 Termination.

             5.4.1 This Agreement may be terminated and abandoned at any time prior to the Closing:

                   5.4.1.1 By the written mutual consent of the Purchaser and the Seller;

                   5.4.1.2 By the Purchaser on the Closing Date if any of the
                           conditions set forth in Section 5.2 shall not have been fulfilled or waiver on or prior to the Closing Date; and

                   5.4.1.3 By the Seller on the Closing Date if any of the
                           conditions set forth in Section 5.3 shall not have been fulfilled or waived on or prior to the Closing Date.

       5.5 Rights on Termination.

             5.5.1 If this Agreement is terminated pursuant to Section 5.4 hereof, all further obligations of the parties under or pursuant to this Agreement shall, subject to Section 7.12 herein, terminate without further liability of either party to the other, except that (i) the Purchaser's obligations contained in Section 4.3 of this Agreement, (ii) the representations of the parties contained in Section 7.10 and (iii) the provisions of Section 7.11, shall all survive any such termination.

             5.5.2 In the event that either party hereto terminates this Agreement for a reason other than as set forth in Section 5.4 herein, or refuses

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to or is unable to close the transaction contemplated herein other than as is permitted hereunder (such party being referred to herein as the "Non-Closing Party"), and such inability to close is not the fault of the other party, the Non-Closing Party shall pay a break-up fee to the other party in an amount equal to One Hundred Thousand ($100,000) Dollars in cash.

       5.6 Management.

             5.6.1 If this Agreement is not terminated pursuant to Section 5.4 herein, the Purchaser shall, beginning November 1, 2003, act as the manager for the fulfillment of orders from the Seller's customers. In connection therewith, the Purchaser shall manufacture or otherwise obtain all finished goods required by the Seller's customers and package such items for shipment to the Seller's customers in accordance with each purchase order. In order to facilitate such fulfillment obligations, the Seller shall, prior to October 31, 2003, deliver all its finished goods and certain of its equipment and other fixed assets used in connection with the operation of the Business, to a pre-designated warehouse (the "Facility") of the Purchaser.

             5.6.2 As compensation for the Purchaser's services under this management arrangement, the Purchaser shall be entitled to a fee (the "Fee") equal to seven and one-half (7.5%) percent of the "Net Sales" of all products sold to the Seller's customers. For purposes of this Section 5.6, "Net Sales" shall mean the gross invoice price of each product less all (i) commissions payable in connection with the sale of such products and (ii) rebates given by the Seller to its customers in the ordinary course of Seller's business. The Fee shall be payable on a monthly basis within thirty (30) days after the end of the following month in which payment was received by the Seller for such product.

             5.6.3 In connection with the services to be provided under this management arrangement by the Purchaser, (a) the Seller agrees to: (i) maintain adequate facilities to process orders and invoices; and (ii) deliver to the Purchaser in a timely manner all customer orders and (b) the Purchaser (i) agrees to timely fulfill and ship all customer orders and (ii) shall be responsible for all payments with respect to the transport of inventory from the Facility to the customers.

             5.6.4 Notwithstanding anything contained herein to the contrary, the Seller has the right to reject any customer orders if the Seller, in its sole discretion, deems the profit margins on such purchase orders to be inadequate.

             5.6.5 The obligations of each of the parties under this Section 5.6 shall survive until the earlier of the Closing or the termination of this Agreement.

             5.6.6 Upon the termination of this Agreement, in addition to all rights and remedies under this Agreement, the Purchaser shall be required to fulfill all existing customer orders sent by the Seller and shall immediately return all unsold inventory of the Seller to the Seller.

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                                    ARTICLE 6
                                 INDEMNIFICATION

       6.1 Purchaser's Losses.

             6.1.1 The Seller shall indemnify and hold harmless the Purchaser, its directors, officers, employees, representatives, agents, and attorneys ("Purchaser Indemnified Parties") from, against and in respect of any and all Purchaser's Losses (as defined below) suffered, sustained, incurred or required to be paid by any of them by reason of (i) any representation or warranty made by the Seller in or pursuant to this Agreement being untrue or incorrect in any material respect; or (ii) any failure by the Seller to observe or perform its covenants and agreements set forth in this Agreement or any other agreement or document executed by the Seller in connection with the transactions contemplated hereby; except in any instance to the extent the Purchaser's Losses results from a Purchaser Indemnified Party's own negligence or willful misconduct.

             6.1.2 "Purchaser's Losses" shall mean all damages, including, without limitation, subject to Section 6.2.3 amounts paid in settlement with the Seller's consent, which consent may not be unreasonably withheld, losses, obligations, liabilities, liens, deficiencies, costs (including, without limitation, reasonable attorneys' fees), taxes, penalties, fines, interest, monetary sanctions and expenses, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce a Purchaser Indemnified Party's right to indemnification hereunder. The Seller shall not have any obligation under Section 6.1 to indemnify the Purchaser Indemnified Parties with respect to (i) Purchaser's Losses until the aggregate combined total of all such Purchaser's Losses incurred by the Purchaser Indemnified Parties exceeds $25,000, whereupon the Purchaser Indemnified Parties shall be entitled to indemnification with respect to the full amount of Purchaser's Losses determined without regard to such limitation, and (ii) aggregate Purchaser's Losses in excess of the amount of the Purchase Price actually paid to the Seller.

       6.2 Seller's Losses.

             6.2.1 The Purchaser shall indemnify and hold harmless the Seller and its officers, directors, employees, representatives, agents, and attorneys ("Seller Indemnified Parties") from, against and in respect of any and all Seller's Losses (as defined below) suffered, sustained, incurred or required to be paid by any of them, by reason of (i) any representation or warranty made by the Purchaser in or pursuant to this Agreement being untrue or incorrect in any material respect, or (ii) any failure by the Purchaser to observe or perform its covenants and agreements set forth in this Agreement or any other agreement or document executed by it in connection with the transactions contemplated hereby including a failure to pay an Assumed Liability, except in any instance to the extent the Seller's Losses results from a Seller Indemnified Party's own negligence or willful misconduct.

             6.2.2 "Seller's Losses" shall mean all damages, including, without limitation, subject to Section 6.2.3 amounts paid in settlement with the

Purchaser's consent, which consent may not be unreasonably withheld, losses, obligations, liabilities, liens, deficiencies, costs (including, without limitation, reasonable attorneys' fees), taxes, penalties, fines, interest, monetary sanctions and expenses, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce a Seller Indemnified Party's right to indemnification hereunder. The Purchaser shall not have any obligation under Section 6.2 to indemnify the Seller Indemnified Parties with respect to Seller's Losses until the aggregate combined total of all such Seller's Losses incurred by the Seller Indemnified Parties exceeds $25,000, whereupon the Seller Indemnified Parties shall be entitled to indemnification with respect to the full amount of Seller's Losses determined without regard to such limitation, provided, however, that this limitation shall not apply to a failure to pay Purchase Price or a failure to pay an Assumed Liability.

             6.2.3 Claims Procedure. Whenever a Purchaser's Loss or Seller's Loss subject to the indemnity provisions in this Article VI shall arise (a "Claim"), the party entitled to indemnity (the "Indemnified Party") shall promptly notify the party obligated to provide indemnity (the "Indemnifying Party") of such Claim and, when known, the facts constituting the basis of such Claim, provided, however, that in the event of a claim resulting from or in connection with any Claim by a third party, the Indemnified Party shall use its diligent efforts to give notice no later than ten (10) days prior to the time any response to the asserted Claim is required. In the event of a Claim resulting from or in connection with a Claim by a third party, the Indemnifying Party may, at its sole cost and expense, assume the defense thereof. If an Indemnifying Party assumes the defense of the Claim, the Indemnifying Party shall be entitled to select counsel and take all steps necessary in the defense thereof and shall have the right to effect a settlement of the Claim. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of its own choice. In the event that the Indemnifying Party fails to timely defend, contest or otherwise protect against any such Claim, the Indemnified Party shall have the right to defend, contest or otherwise protect against the same and may make any compromise or settlement thereof and recover from the Indemnifying Party the entire cost thereof, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such Claim or compromise or settlement thereof.

                                    ARTICLE 7
                                  MISCELLANEOUS

       7.1 Further Assurances. If, at any time after the Closing, either party shall reasonably consider or be advised that any further assignments, conveyances, certificates, filings, instruments or documents or any other things are necessary or desirable to vest, perfect or confirm in the Purchaser title to the Purchased Assets or to consummate any of the transactions contemplated by this Agreement, the other party shall, upon request, promptly execute and deliver all such assignments, certificates, filings, instruments and documents and do all things reasonably necessary and proper to vest, perfect or confirm title in the Purchaser and to otherwise carry out the purposes of this Agreement.

       7.2 Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

       7.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Purchaser has the right to assign its rights under this Agreement provided, that in the event it assigns such rights, Spray Products Corporation, a Pennsylvania corporation, hereby unconditionally guarantees the performance of each and every obligation of its successor as the Purchaser under this Agreement and the Escrow Agreement.

       7.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

       7.5 Headings. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

       7.6 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by all parties hereto. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

       7.7 Schedules and Exhibits. All exhibits and schedules annexed hereto are expressly made a part of this Agreement as though fully set forth herein and all references to this Agreement herein or in any such exhibits or schedules shall refer to and include all such exhibits and schedules.

       7.8 Notices. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally, (ii) sent by telecopy, (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

         If to the Purchaser, to:

                  Spray Products Corporation
                  1323 Conshohocken Road
                  Plymouth Meeting, PA  19462
                  Attn: Burt Bastian
                  Facsimile:  (610) 277-4390

         with a copy to:

                  Eckell, Sparks, Levy, Auerbach, Monte, Rainer & Sloane, P.C. P.O. Box 319
                  Media, PA  19063
                  Attn:  Joseph L. Monte, Jr., Esq.
                  Facsimile:  (610) 565-1596

         If to the Seller:

                  PerfectData Corporation
                  110 West Easy Street
                  Simi Valley, California 93065
                  Attn:  Harris A. Shapiro, Chairman
                  Facsimile:  (805) 522-5788

         with a copy to:

                  Wachtel & Masyr, LLP
                  110 East 59th Street
                  New York, New York 10022
                  Attn:  Robert W. Berend, Esq.
                  Facsimile:  (212) 371-0320

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

       7.9 Governing Law. This agreement shall be construed, enforced, and governed by the internal laws of the State of California without regard to its choice of law principles. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of California (collectively, the "Courts") for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such Courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it in the Courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such Court that any such action, suit or proceeding brought in any such Court has been brought in an inconvenient forum.

       7.10 Survival. The representations and warranties of the Purchaser and Seller included or provided for herein, or in other instruments or agreements delivered or to be delivered at or prior to the Closing in connection herewith, shall survive for a period of one (1) year following the Closing Date. The obligations of the Seller pursuant to Article 7 shall survive until the expiration of the Covenant Period.

       7.11 Brokers. The Purchaser, on the one hand, and the Seller, on the other, each represent to the other that it has not used a broker or finder in connection with the transactions contemplated by this Agreement and each shall hold the other harmless from any such claim.

       7.12 Expenses. The Purchaser, on the one hand, and the Seller, on the other, shall each pay its own costs and expenses incurred by it, including, but not limited, to the fees of their respective counsel in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. Notwithstanding the foregoing, in the event that the (a) the Purchaser breaches its obligations to purchase the Purchased Assets other than pursuant to Section 5.4 herein, the Purchaser shall reimburse the Seller for all out of pocket expenses incurred by the Seller (including reasonable attorneys fees) in connection with this Agreement; or (b) the Seller enters into a letter of intent or purchase agreement in violation of Section 4.4 herein, the Seller shall reimburse the Purchaser for all out of pocket expenses incurred by the Purchaser (including reasonable attorneys fees) in connection with this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as the date first set forth above.

                                 PURCHASER:
                                 Spray Products Corporation


                                 By:      /s/ Bart Bastian
                                     -------------------------------
                                 Name:  Bart Bastian
                                 Title:  President



                                 SELLER:
                                 PerfectData Corporation


                                 By:      /s/ Harris A. Shapiro
                                     -------------------------------
                                 Name: Harris A. Shapiro
                                 Title:  Chairman of the Board and Chief
                                         Executive Officer